PREFERRED STOCK EXCHANGE AGREEMENT
This PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”), dated as of October 29, 2019, is entered into by and among Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“IEA LLC”), and solely for the purposes of Section 2, Ares, OPPF, and OT Aggregator (each as defined below).
WHEREAS, concurrently herewith, the Company is entering into an Equity Commitment Agreement (the “Tranche 2 ECA”) with Ares Special Situations Fund IV, L.P., a Delaware limited partnership (“Ares SSF”), ASOF Holdings I, L.P., a Delaware limited partnership (“ASOF” and, together with Ares SSF, “Ares”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“OPPF”), IEA LLC and OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership (“OT Aggregator” and, together with OPPF and IEA LLC, “Oaktree”), pursuant to which, on the terms and subject to the conditions set forth therein, the Company will issue to Ares and Ares will purchase from the Company at the initial closing (the “Closing”) 80,000 shares of Series B-3 Preferred Stock and 3,568,750 Warrants and Ares and Oaktree will commit to purchase up to 30,000 additional shares of Series B-3 Preferred Stock with associated Warrants;
WHEREAS, capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Tranche 2 ECA;
WHEREAS, IEA LLC is the sole record and beneficial owner of all of the shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”); and
WHEREAS, the parties hereto desire to exchange 17,482.5 shares of the Company’s Series A Preferred Stock representing 50% of the shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Shares”), effective as of the Closing, for (a) an amount of Series B-3 Preferred Stock based on the stated value of the Exchanged Series A Shares, including accrued and unpaid dividends thereon as of the Closing Date, and (b) an associated number of Warrants.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
Agreement

1.	Exchange of Series A Preferred Stock for the Series B-3 Preferred Stock and Warrants.

(a)Effective as of the Closing, IEA LLC hereby assigns and transfers to the Company for cancellation the Exchanged Series A Shares, and in exchange thereof, the Company hereby issues and delivers to IEA LLC (i) a number of shares of Series B-3 Preferred Stock determined by dividing the aggregate Stated Value of the Exchanged Series A Shares by the Per Share Purchase Price and (ii) a number of Warrants equal to the product of (x) the aggregate Stated Value of the Exchanged Series A Shares multiplied by (y) a fraction equal to 5,500,000/160,000,000 (which Warrants will be subject to the protections set forth in Section 2.1(a)of the Tranche 2 ECA, as equitably adjusted to apply to the Warrants issued hereunder). IEA LLC hereby acknowledges and agrees that as a result of the transaction described in the immediately preceding sentence (the “Exchange”), the Exchanged Series A Shares are cancelled and will cease to be issued and outstanding. Such cancellation shall be evidenced on the books and records of the Company.

(b)For purposes of this Agreement, the following capitalized terms have the definitions below:
(i)“Per Share Purchase Price” means $1,000.
(ii)“Stated Value” means, with respect to a share of Series A Preferred Stock, an amount equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share through and on the Closing Date.

(c)Post-Closing Warrant Adjustment.

(i)Triggered by Issuance of Additional Common Stock. Subject to obtaining any required Stockholder Rule 5635 Approval, within five (5) Business Days after any issuance, from time to time, of Additional Common Stock , the Company shall issue to IEA LLC a number of additional Warrants equal to (A) the number of shares of such Additional Common Stock multiplied by (B) the Applicable IEA LLC Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since the Closing Date.
(ii)Triggered by Issuance of Warrants Pursuant to Section 5.6(a), (b) or (c) of the May 2019 ECA. Subject to obtaining any required Stockholder Rule 5635 Approval, within five (5) Business Days after any issuance, from time to time, of Warrants pursuant to any of Section 5.6(a), (b) or (c) of the May 2019 ECA, the Company shall issue to IEA LLC a number of additional Warrants equal to (A) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the May 2019 ECA multiplied by (B) the Applicable IEA LLC Share Factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since the Closing Date.
(iii)“Applicable IEA LLC Share Factor” means the quotient determined by dividing (A) the IEA LLC Pro Rata Coverage Factor by (B) the excess of (x) one over (y) the IEA LLC Pro Rata Coverage Factor.
(iv)“IEA LLC Pro Rata Coverage Factor” means the product of (A) a fraction, the numerator of which is the Stated Value of the Exchanged Series A Shares, and the denominator of which is 160, and (B) 18%.

2.	Ares and Oaktree Consents. With respect to the issuance of the Series B-3 Preferred Stock and Warrants contemplated to be issued to IEA LLC pursuant to the Exchange:

(a)Ares hereby consents pursuant to: (i) Section 6 of the Series B-1 COD, (ii) Section 6 of the Series B-2 COD, (iii) Section 6 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (iv) Section 6 of the Series B-3 COD to be filed at the Closing, and (v) Article III of the Investor Rights Agreement, dated as of May 22, 2019, as amended;
(b)Ares hereby waives: (i) its redemption right under Section 7 of the Series B-1 COD, (ii) its redemption right under Section 7 of the Series B-2 COD, (iii) its redemption right under Section 7 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (iv) its redemption right under Section 7 of the Series B-3 COD to be filed at the Closing, and (v) any anti-dilution or similar adjustment contained in Section 4 of the Warrants held by it;
(c)Oaktree hereby consents pursuant to: (i) Section 6 of the Series A COD, and (ii) Article III of the Investor Rights Agreement, dated as of May 22, 2019, as amended; and
(d)Oaktree hereby waives: (i) its redemption right under Section 7 of the Series A COD, (ii) its redemption right under Section 7 of the Series B-1 COD, (iii) its redemption right under Section 7 of the Series B-2 COD, (iv) its redemption right under Section 7 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (v) its redemption right under

Section 7 of the Series B-3 to be filed at the Closing, and (vi) any anti-dilution or similar adjustment contained in Section 4 of the Warrants held by it.

3.	Representations.

(a)Each party hereto represents and warrants to the other parties hereto that such party has all requisite power and authority to enter into, execute, and deliver this Agreement, that this Agreement has been duly and validly authorized by all requisite action to enter into, execute, and deliver this Agreement and to perform his or its obligations hereunder and that this Agreement constitutes its valid, legal and binding obligations enforceable in accordance with, its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).
(b)IEA LLC hereby represents and warrants to the Company as of the date hereof and, subject to the occurrence of the Closing, as of the Closing Date that: (a) it has good and valid title to the Exchanged Series A Shares free and clear of all Liens, (b) that all of the representations and warranties set forth in Section 4.4 through 4.8 of the Tranche 2 ECA are applicable to it and its acquisition of the Series B-3 Preferred Stock and Warrants hereunder to the same extent as applicable to the Commitment Parties and their acquisition of the Series B-3 Preferred Stock and Warrants thereunder.
(c)The Company hereby represents and warrants to IEA LLC as of the date hereof and, subject to the occurrence of the Closing, as of the Closing Date that: that all of the representations and warranties set forth in clauses (c), (d), (g), (h) and (i) of Exhibit C of the Tranche 2 ECA are applicable to it and its issuance of the Series B-3 Preferred Stock and Warrants hereunder to the same extent as applicable to the Company and its issuance of the Series B-3 Preferred Stock and Warrants thereunder.

4.
Tax Cooperation. IEA LLC and the Company shall cooperate with respect to the tax reporting of the transactions contemplated by this Agreement. The Company shall report the exchange by IEA LLC of Exchanged Series A Shares for Series B-3 Preferred Stock and Warrants (or, if applicable, either component of the exchange, e.g. if the Warrants constitute “securities,” but the Series B-3 Preferred Stock does not constitute a “security,” for tax purposes) as a tax-deferred transaction so long as there is “substantial authority” for this reporting as defined in U.S. Treasury regulations, Section 1.662-4(d)(2). If the Company determines that it must report any component of the exchange by IEA LLC of Exchanged Series A Shares for Series B-3 Preferred Stock and Warrants as a taxable transaction, it shall not report such component of the exchange as a dividend for U.S. federal income tax purposes as long as there is “substantial authority” for this reporting as defined in U.S. Treasury regulations, Section 1.6662-4(d)(2).

5.
Governing Law. This Agreement will be governed by Delaware Law without regard to the conflicts of law principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties hereto irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

6.
Jointly Drafted; Advice of Counsel. The words used in this Agreement shall be deemed words chosen by the parties to express their mutual intent, and no rule of construction against any party shall apply to any term or provision of this Agreement. This Agreement is entered into by all parties hereto freely and voluntarily, and with and upon the advice of counsel. All parties hereto warrant that they have been fully advised by their attorneys with respect to the advisability of executing this Agreement and with respect to the releases and other matters contained herein.

7.
Counterparts and Facsimiles. This Agreement may be executed in counterparts, which collectively shall be deemed an original and which, taken together, shall constitute one and the same instrument. Electronic or facsimile copies of counterparts of this Agreement shall have the full force and effect as an original.

8.
Entire Agreement, Modifications, Etc. This Agreement, collectively with the Tranche 2 ECA and the other Definitive Documents, constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede all previous negotiations, agreements, understandings or commitments concerning the subject matter hereof, and shall not be released, discharged, changed, waived, or modified except by instruments in writing signed by each of the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and permitted assigns. The parties acknowledge that no person or entity, nor an agent or attorney of any person or entity, has made any promises, representations, or warranties whatsoever, express or implied, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not entered into this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

9.
Benefits. Nothing in this Agreement, express or implied, is intended or shall be construed to give any party other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

10.
Termination. In the event that the Tranche 2 ECA is terminated in accordance with its terms without the Closing having occurred, this Agreement shall automatically terminate and be of no further force or effect; provided that nothing set forth in this Agreement shall relieve any party for liability for any willful or intentional breach of this Agreement prior to such termination.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
THE COMPANY:

Infrastructure and Energy Alternatives, Inc.
By:     /s/ John P. Roehm
Name: John P. Roehm
Title:     President and Chief Executive Officer

ARES:
Ares Special Situations Fund IV, L.P.
By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory

ASOF Holdings I, L.P.
By: ASOF Management, L.P., its general partner
By: ASOF Management GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory
Notice Information:
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Email: sgraves@aresmgmt.com
PEGeneralCounsel@aresmgmt.com
Attention: Scott Graves

OAKTREE:
INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

OT POF IEA Preferred B Aggregator,
L.P.
By: OT POF IEA Preferred B Aggregator GP, LLC
Its: General Partner
By: Oaktree Power Opportunities Fund III Delaware, L.P.
Its: Managing Member
By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner
By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Oaktree Power Opportunities Fund III
Delaware, L.P.
By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner
By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Notice Information:
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Email: ischapiro@oaktreecapital.com
pjonna@oaktreecapital.com
Attention: Ian Schapiro
Peter Jonna